                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         AGOURON PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                         AGOURON PHARMACEUTICALS, INC.
                    10350 NORTH TORREY PINES ROAD, SUITE 100
                        LA JOLLA, CALIFORNIA 92037-1020

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 2, 1995

  The Annual Meeting of Shareholders ("Meeting") of Agouron Pharmaceuticals, Inc., a California corporation (the "Company") will be held at the Sheraton Grande Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California 92037, on Thursday, November 2, 1995, at 9:00 a.m. for the following purposes:

     1. To elect nine directors of the Company, all of whom shall serve until the 1996 Annual Meeting of Shareholders (and until the election and qualification of their successors);

     2. To consider and vote upon approval of an amendment to the Company's 1990 Stock Option Plan to increase the number of shares available for grant by 1,000,000;

     3. To ratify the selection of independent accountants; and

     4. To consider and act upon such other business as may properly be presented to the Meeting or any adjournments or postponements thereof.

  Only shareholders of record as of the close of business on September 26, 1995 will be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection at the offices of the Company for 10 days before the Meeting.

  All shareholders are cordially invited to attend the Annual Meeting of Shareholders in person. Regardless of whether you plan to attend the Annual Meeting of Shareholders, please sign and date the enclosed Proxy and return it promptly in the accompanying envelope, postage for which has been provided if mailed in the United States. The prompt return of Proxies will ensure a quorum and save the Company the expense of further solicitation. Any shareholder returning the enclosed Proxy may revoke it prior to its exercise by voting in person at the Meeting or by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date.


                         By Order of the Board of Directors



                         Gary E. Friedman
                         Secretary


La Jolla, California
September 29, 1995

                         AGOURON PHARMACEUTICALS, INC.
                    10350 NORTH TORREY PINES ROAD, SUITE 100
                        LA JOLLA, CALIFORNIA 92037-1020

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 2, 1995


                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation of Proxies by and on behalf of the Board of Directors ("Board") of Agouron Pharmaceuticals, Inc., a California corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders for the fiscal year ended June 30, 1995 (the "Meeting") to be held at the Sheraton Grande Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California 92037, on Thursday, November 2, 1995 at 9:00 a.m., and at any adjournments or postponements thereof, for the purposes set forth in the preceding notice. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about September 29, 1995.

  Any shareholder returning the enclosed Proxy may revoke it prior to its exercise by voting in person at the Meeting or by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date.

  All shares represented by valid Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the proxyholders. Any duly executed Proxy on which no direction is specified will be voted for the election of the nominees named herein to the Board and in favor of Proposals 2 and 3 described in the Notice of Meeting and this Proxy Statement.

  The expense of printing and mailing Proxy material will be borne by the Company. In addition to the solicitation of Proxies by mail, solicitation may be made by certain directors, officers or other employees of the Company by telephone, telegraph, facsimile or in person. No additional compensation will be paid to such persons for such solicitation. No other individuals or entities will receive compensation for the solicitation of Proxies. However, the Company will request brokers, nominees, fiduciaries and custodians to forward Proxy materials to the beneficial owners of the Company's shares and the Company will reimburse such brokers or other persons for their reasonable out-of-pocket expenses incurred in connection with forwarding such materials.


                      SHARES OUTSTANDING AND VOTING RIGHTS

  Only shareholders of record as of the close of business on September 26, 1995 (the "Record Date") will be entitled to vote at the Meeting. As of September 20, 1995, there were outstanding 10,416,736 shares of common stock.

  Holders of common stock are entitled to one vote per share on all matters brought before the meeting and to cumulate votes for the election of the nine directors. Therefore, in voting for directors, each outstanding share of common stock is entitled to nine votes which may be cast for one candidate or distributed in any manner among the nominees for director. However, the right to cumulate votes in favor of one or more candidates may not be exercised until the candidate or candidates have been nominated and the shareholder has given notice at the Meeting of the intention to cumulate votes.

  The persons authorized to vote shares represented by executed Proxies for common stock in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the nominees as they may determine or, if authority to vote for a specified candidate or candidates had been withheld, among those candidates for whom authority to vote has not been withheld.

  The required quorum for the Meeting shall consist of a majority of the outstanding shares of common stock which are entitled to vote in person or by proxy at the Meeting. Assuming that a quorum is present at the Meeting, the nine persons receiving the highest number of votes will be elected to the Board. The required vote for the approval of other business matters is set forth in the discussion of such matters.

                               BOARD OF DIRECTORS

  Under the bylaws of the Company, the number of directors is to be not less than six nor more than eleven, with the actual number to be fixed from time to time by resolution of the Board. The Board has fixed at nine the number of directors to be elected at the 1995 Annual Meeting of Shareholders. Under the terms of the Series A Preferred Stock Purchase Agreement, the Company has agreed to nominate for election to the Board a designee (Ms. Cloherty) of a holder of shares issued on conversion of the Series A preferred stock. See "CERTAIN TRANSACTIONS."

  Nine directors are to be elected at the Meeting, each to serve until the next Annual Meeting of Shareholders and until their respective successors are elected or appointed. Unless authority to vote for all directors is withheld, it is intended that the shares represented by the enclosed Proxy will be voted for the election of the nominees named. In the event any of them shall become unable or unwilling to accept nomination or election, the shares represented by the enclosed Proxy will be voted for the election of such other person as the Board may recommend in his or her place. The Board has no reason to believe that any such nominee will be unable or unwilling to serve.


                             ELECTION OF DIRECTORS
                           (Item 1 on the Proxy Card)

  The nine nominees for election as directors, all of whom are members of the present Board, are Peter Johnson, Gary E. Friedman, John N. Abelson, Patricia M. Cloherty, A. E. Cohen, Michael E. Herman, Irving S. Johnson, Antonie T. Knoppers and Melvin I. Simon. Their terms will last until the 1996 Annual Meeting of Shareholders. Certain information concerning the nominees for directors is set forth below.

  THE BOARD RECOMMENDS THAT YOU VOTE FOR THE NOMINEES FOR DIRECTORS, AS SET FORTH IN ITEM 1 ON THE PROXY CARD.

NOMINEES FOR ELECTION AS DIRECTORS

           NAME                                     AGE   POSITION
           ----                                     ---   --------
      Peter Johnson                                  50   President, Chief Executive Officer and Director
      Gary E. Friedman                               48   Vice President, General Counsel, Secretary and Director
      John N. Abelson, Ph.D./(1)//(3)/               56   Director
      Patricia M. Cloherty/(2)//(3)//(4)/            53   Director
      A.E. Cohen/(1)//(2)/                           59   Director
      Michael E. Herman/(1)//(2)/                    54   Director
      Irving S. Johnson, Ph.D./(2)/                  70   Director
      Antonie T. Knoppers, M.D., Ph.D./(2)//(4)/     80   Director
      Melvin I. Simon, Ph.D./(3)//(4)/               58   Director

/(1)/  Member of Directors Compensation Committee
/(2)/ Member of Disinterested Stock Option Committee (11/3/94 through 6/30/95) /(3)/ Member of Disinterested Stock Option Committee (7/1/94 through 11/3/94) /(4)/ Member of Audit Committee

  PETER JOHNSON, a founder of the Company, has served as a director and as president and chief executive officer of the Company since its inception in 1984. Through 1989, Mr. Johnson held various positions with The Agouron Institute, including executive director. Mr. Johnson received a M.A. from the University of California, San Diego.

  GARY E. FRIEDMAN, a founder of the Company, has served as a director since its inception, as the Secretary of the Company since May 1986 and as vice president and general counsel since December 1991. Previously, from 1982 until December 1991, Mr. Friedman was a principal of the law firm of Friedman, Jay & Cramer, a Professional Corporation. Mr. Friedman is a California Certified Specialist in Taxation. Mr. Friedman received a J.D. and a M.B.A. from the University of California, Berkeley and a L.L.M. in taxation from the University of San Diego.

  JOHN N. ABELSON, a founder of the Company, has served as a director since its inception. Dr. Abelson, a molecular biologist, is a member of the National Academy of Sciences. Since 1982, Dr. Abelson has been a member of the faculty of the Division of Biology at the California Institute of Technology where, from October 1989 until June 1995, he served as chairman. Previously, Dr. Abelson was a member of the faculty in the Department of Chemistry at the University of California, San Diego. Dr. Abelson received a Ph.D. in biophysics from The Johns Hopkins University and was a postdoctoral fellow at the Laboratory of Molecular Biology in Cambridge, England. Dr. Abelson also serves as a director of The Agouron Institute.

  PATRICIA M. CLOHERTY joined the Board in December 1988. Since 1970, Ms. Cloherty has been associated with Patricof & Co. Ventures, Inc. (formerly Alan Patricof Associates, Inc.), a New York venture capital firm ("Patricof"), and has been a general partner of its funds since 1973. In 1993, she was elected president of Patricof. Ms. Cloherty also served as deputy administrator for the U.S. Small Business Administration in 1977 and 1978. Ms. Cloherty also serves on the board of directors of several private companies and is the chairman of the National Venture Capital Association.

  A.E. COHEN joined the Board in March 1992. Mr. Cohen is an independent management consultant. From 1957 until his retirement in January 1992, Mr. Cohen held various positions at Merck & Co., Inc., including senior vice president and president of the Merck Sharp & Dohme International Division. Currently, Mr. Cohen is the chairman of the board of Neurobiological Technologies, Inc. and is a member of the board of directors of Akzo N.V., Immunomedics, Inc., Macrochem Corporation, Teva Pharmaceutical Industries Ltd. and Vasomedical, Inc., all of which are public companies. Mr. Cohen also serves on the board of directors of several private companies.

  MICHAEL E. HERMAN joined the Board in October 1992. Mr. Herman is a private investor, as well as president and chief operating officer of the Kansas City Royals Baseball Team. From October 1974 until his retirement in 1990, Mr. Herman held various positions at Marion Laboratories, Inc. (now Hoechst Marion Roussel), including executive vice president and chief financial officer. Currently, Mr. Herman serves as chairman of the finance committee of the Ewing Marion Kauffman Foundation, a private foundation located in Kansas City where,
from 1985 through 1990, he was the president and chief operating officer.   Mr.
Herman is also a member of the board of directors of Cerner Corporation and Seafield Capital, both of which are public companies, and serves on the board of directors of several private companies.

  IRVING S. JOHNSON joined the Board in May 1989. Dr. Johnson is an independent consultant in biomedical research working with numerous private companies. From 1953 until his retirement in November 1988, Dr. Johnson held various positions at Eli Lilly and Company, including vice president of research from 1973 until 1988. Dr. Johnson also served on several committees of the National Academy of Sciences, the Office of Technology Assessment and the National Institutes of Health. Currently, he is a member of the board of directors of Allelix Biopharmaceuticals Inc., Athena Neurosciences, Inc. and Ligand Pharmaceuticals Incorporated, all of which are public companies. Dr. Johnson received a Ph.D. in developmental biology from the University of Kansas.

  ANTONIE T. KNOPPERS joined the Board in July 1991. Dr. Knoppers is an independent management consultant. From 1952 until his retirement in 1975, Dr. Knoppers held various positions at Merck & Co., Inc., including vice chairman of the board and president and chief operating officer. Dr. Knoppers is a member of the board of directors of Centocor, Inc., a public biotechnology company. In addition, he is a member of the board of trustees of the Salk Institute, was the former chairman of the U.S. Council of the International Chamber of Commerce and a member of the advisory board of PaineWebber Development Corporation, an affiliate of PaineWebber Incorporated. Dr. Knoppers received a M.D. from the University of Amsterdam and a Ph.D. from the University of Leiden, The Netherlands.

  MELVIN I. SIMON, a founder of the Company, has served as a director since its inception. Dr. Simon, a molecular geneticist, is a member of the National Academy of Sciences. Currently, Dr. Simon is chairman of the Division of Biology at the California Institute of Technology where he has been a member of the faculty since 1982. Previously, Dr. Simon was a member of the faculty in the Department of Biology at the University of California, San Diego. Dr. Simon received a Ph.D. in biochemistry from Brandeis University. Dr. Simon also serves as a director of The Agouron Institute.

COMMITTEES AND MEETINGS OF THE BOARD

  The Company has a Directors Compensation Committee, a Disinterested Stock Option Committee and an Audit Committee. The Company does not have a Nominating Committee. During the fiscal year ended June 30, 1995, the Board held six meetings.

  During the fiscal year ended June 30, 1995, members of the Audit Committee consisted of Ms. Cloherty, Chairperson, Dr. Knoppers and Dr. Simon. The Audit Committee oversees the Company's accounting and financial reporting policies, makes recommendations to the Board regarding the appointment of independent accountants, reviews with the independent accountants the accounting principles and practices followed by the Company and the adequacy thereof, approves the Company's annual audit and financial results and any material change in accounting principles, policies and procedures and makes recommendations to the Board with regard to any of the preceding. The Audit Committee held three meetings in the fiscal year ended June 30, 1995.

  During the fiscal year ended June 30 1995, members of the Directors Compensation Committee consisted of Mr. Herman, Chairman, Dr. Abelson, and Mr. Cohen. The Directors Compensation Committee recommends to the Board the Company's overall compensation and the individual compensation elements for the Company's executive officers and directors. The Directors Compensation Committee does not approve grants of stock options to executive officers and directors under the Company's stock option plans. The Directors Compensation Committee held one meeting in the fiscal year ended June 30, 1995. The full Board is responsible for approving grants of options to executive officers who are not also directors. The Company's Disinterested Stock Option Committee consisted of Dr. Abelson, Ms. Cloherty and Dr. Simon from July 1, 1994 through November 3, 1994 and of Ms. Cloherty, Mr. Cohen, Mr. Herman, Dr. Johnson and Dr. Knoppers from November 3, 1994 through June 30, 1995. The Disinterested Stock Option Committee is responsible for approving grants of options to directors, including directors who are also executive officers of the Company. The Disinterested Stock Option Committee took action by unanimous written consent without a meeting on two occasions during fiscal 1995.

  No incumbent director attended fewer than 75% of the aggregate of the Board and Committee meetings in which such director was entitled to participate, except for Dr. Antonie Knoppers who attended 66% of such meetings and Dr. Irving Johnson who attended 50% of such meetings.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information as of September 26, 1995 relating to the beneficial ownership of the Company's common stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company's common stock, (ii) each director, (iii) each of the executive officers named in the Summary Compensation Table below, and (iv) all executive officers and directors as a group.

                                                                    Beneficial Ownership/(1)/
                                                                    -------------------------
                                                                    Number of   Percentage of
Beneficial Owner                                                     Shares         Total
----------------                                                    ---------   --------------
  Peter Johnson/(2)/                                                  282,800             2.7%
  Gary E. Friedman/(2)/ Family Trust                                   94,410               *
  John N. Abelson/(2)//(3)//(7)/                                       52,555               *
  Patricia M. Cloherty/(2)//(4)/                                      332,502             3.2
  A. E. Cohen/(2)/                                                     24,166               *
  Michael E. Herman/(2)//(5)/                                          36,334               *
  Irving S. Johnson/(2)/                                               19,166               *
  Antonie T. Knoppers/(2)/                                             15,933               *
  Melvin I. Simon/(2)/ and Linda F. Simon Living Trust/(3)//(6)/       78,500               *
  Neil J. Clendeninn                                                   32,575               *
  Robert C. Jackson                                                    85,950               *
  Barry D. Quart                                                       27,452               *
  R. Kent Snyder                                                       54,346               *
  The Agouron Institute                                               726,000             7.0
   505 Coast Boulevard
   La Jolla, CA  92037

All executive officers and directors as a group (15 persons)        1,216,279            11.0

* less than 1%.
/(1)/ Unless otherwise indicated, the persons named in the above table exercise sole voting and investment powers with respect to all shares beneficially owned by them, subject to applicable community property laws. The number of shares beneficially owned includes the following number of shares issuable upon exercise of stock options exercisable within 60 days of September 26, 1995: Mr. Johnson, 205,300 shares; Mr. Friedman, 60,075 shares; Dr. Abelson, 2,500 shares; Mr. Cohen, 19,166 shares; Mr. Herman, 19,834 shares; Dr. Johnson, 19,016 shares; Dr. Knoppers, 15,833 shares; Dr. Simon, 2,500 shares; Dr. Clendeninn, 32,575 shares; Dr. Jackson, 85,750 shares; Dr. Quart 27,200 shares; Mr. Snyder, 52,700 shares; and all executive officers and directors as a group, 619,036 shares.

/(2)/ Director.

/(3)/ Does not include 726,000 shares held by The Agouron Institute, of which Drs. Abelson and Simon are directors. As directors, they share voting and investment powers as to the shares held by The Agouron Institute.

/(4)/ Includes 332,502 shares which are held by APA Excelsior II, L.P. ("APA") and Excelsior Venture Capital Holdings (Jersey) Ltd., of which Ms. Cloherty may be deemed to share beneficial ownership. Ms. Cloherty is a general partner of a partnership which is the general partner of APA and, as such, shares voting and investment powers with the other general partners. Ms. Cloherty is also president of Patricof & Co. Ventures, Inc. ("Patricof"), investment advisor to Jersey and, as such, shares investment power with the other officers of Patricof. However, Patricof does not have power to vote the shares owned by Jersey but does make recommendations to those entities. See "CERTAIN TRANSACTIONS."

/(5)/ Includes 10,000 shares held by the Herman Family Trading Company, a family partnership of which Mr. Herman is the general partner, 5,000 shares held by Vail Fishing Partners in which Mr. Herman has a 50% general partner interest and 1,500 shares held by Mrs. Herman, of which Mr. Herman disclaims any beneficial ownership.

/(6)/ Shared voting and investment power.

/(7)/ Includes 500 shares held by Dr. Abelson as custodian for his minor children, of which Dr. Abelson disclaims any beneficial ownership.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

  Non-employee members of the Board receive cash compensation in the amount of $250 per Board meeting for their services as Board members, and are eligible for reimbursement of their expenses incurred to attend such meeting in accordance with Company policy. In addition to meeting fees, certain non-employee directors received consulting fees during fiscal 1995. For scientific consultation, Dr. Abelson received $29,040; Dr. Knoppers, $5,000; Dr. Johnson, $18,000 and Dr. Simon, $26,400. For special consultation concerning corporate development issues, Mr. Cohen received $18,000 and Mr. Herman received $9,000.

COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth the aggregate compensation paid or accrued by the Company to the Chief Executive Officer and to the four other most highly compensated executive officers whose annual compensation exceeded $100,000 for the fiscal year ended June 30, 1995 (collectively the "named executive officers") for service during the fiscal years ended June 30, 1995, 1994 and 1993:

                           SUMMARY COMPENSATION TABLE

                                                                  Long-Term
                                                                 Compensation
                                    Annual Compensation          Awards/(2)/
Name                         ---------------------------------   ------------
Principal                                                           Stock           All Other
Position                     Year   Salary/(1)/      Bonus         Options      Compensation/(3)/
--------------------------   ----   -----------   ------------   ------------   -----------------
Peter Johnson                1995      $253,500   $70,000/(6)/         78,200            $    948
President and Chief          1994       205,000    50,000              91,200                 899
Executive Officer            1993       200,000    50,000              40,000                 888

Neil J. Clendeninn/(4)/      1995       187,900    88,309/(7)/         10,000             131,619
Vice President,              1994       177,200    35,000              18,300             107,056
Clinical Affairs             1993        92,384       - -              50,000                 262

Robert C. Jackson            1995       179,000    30,000/(6)/         12,000                 948
Vice President,              1994       156,600    35,000              33,000                 899
Research & Development       1993       142,400    35,000              15,000                 958

Barry D. Quart/(5)/          1995       150,600    57,000/(6)/         30,000               9,005
Vice President,              1994       142,000    32,500              26,800              68,453
Regulatory Affairs           1993         9,682    57,821/(8)/         35,000                 - -

R. Kent Snyder               1995       158,000    55,000/(6)/         20,000               1,014
Vice President,              1994       149,000    53,000              40,800                 720
Commercial Affairs           1993       141,800    48,000              15,000              18,753

--------------
/(1)/ Includes amounts deferred out of compensation under the Company's 401(k)
      Plan otherwise payable in cash during each fiscal year.

/(2)/ The Company has made no restricted stock awards, has not granted any stock appreciation rights and has no other long-term incentive plans.

/(3)/ (a)  During 1995, the Company made matching contributions to the Company's
           401(k) Plan in the following amounts: Mr. Johnson, $948; Dr. Clendeninn, $900; Dr. Jackson, $948; Dr. Quart, $557; and Mr. Snyder, $1,014.

      (b) During 1994, the Company made matching contributions to the Company's 401(k) Plan in the following amounts: Mr. Johnson, $899; Dr. Clendeninn, $1,047; Dr. Jackson, $899; Dr. Quart, $1,047; and Mr. Snyder, $720.

      (c) During 1993, the Company made matching contributions to the Company's 401(k) Plan in the following amounts: Mr. Johnson, $888; Dr. Clendeninn, $262; Dr. Jackson, $958; and Mr. Snyder, $363.

      (d) During 1995, the Company reimbursed certain officers for relocation costs as follows: Dr. Clendeninn, $130,719 and Dr. Quart, $8,448.

      (e) During 1994, the Company reimbursed certain officers for relocation costs as follows: Dr. Clendeninn, $106,009 and Dr. Quart, $67,406.

      (f) During 1993, the Company reimbursed Mr. Snyder for relocation costs in the amount of $18,390.

/(4)/ Dr. Clendeninn's employment commenced in February 1993.

/(5)/ Dr. Quart's employment commenced in June 1993.

/(6)/ Cash bonus shown in year earned; actually paid in fiscal 1996. For Dr.
      Quart and Mr. Snyder, a portion of the bonus amount was subsequently used to partially repay their outstanding relocation loans.

/(7)/ A portion of the bonus was used to partially repay an outstanding relocation loan and $43,982 of the bonus was directly applied to the reduction of such loan.

/(8)/ Initial hiring bonus.

  The following table sets forth certain information with respect to individual grants of stock options made during the fiscal year ended June 30, 1995, to each of the named executive officers:

                          OPTION GRANTS IN FISCAL 1995

                                                                                              Potential
                                                                                         Realizable Value at
                                                                                       Assumed Annual Rates of
                                                                                       Stock Price Appreciation
                           Individual Grants                                              for Option Term/(2)/
-----------------------------------------------------------------------                ------------------------
                                                 % of Total
                                                   Options
                                                 Granted to
                                                  Employees
                                   Options        in Fiscal    Exercise   Expiration
 Name                           Granted/(1)/         Year        Price        Date          5%           10%
----------------------------   --------------    ----------    --------   ----------    --------    ----------
Peter Johnson                         60,716#           7.8%    $22.875      6/14/05    $873,500    $2,213,500
                                      17,484*           2.3      22.875      6/14/05     251,500       637,400
Neil J. Clendeninn                    10,000*           1.3      22.875      6/14/05     143,900       364,600
Robert C. Jackson                     12,000*           1.6      22.875      6/14/05     172,600       437,500
Barry D. Quart                        30,000*           3.9      22.875      6/14/05     431,600     1,093,700
R. Kent Snyder                        20,000*           2.6      22.875      6/14/05     287,700       729,100

/(1)/ The Agouron Stock Option Plan ("Plan") for executive officers is administered by the Board or by the Disinterested Stock Option Committee of the Board if the grant is to an executive officer who is also a director. The Board, based upon the recommendation of the Directors Compensation Committee, determines the number of shares to be granted and the term of such grants to each executive officer. The options granted in fiscal 1995 were either incentive stock options(*) or non-statutory stock options(#), have exercise prices equal to the fair market values on the date of grant, vest over a period of four years and have a term of ten years. Upon certain corporate events as defined in the Plan which result in a change of control, the exercise date of all outstanding options for all employees including executive officers may be accelerated. The Plan also permits the Company to assist an employee in using a so-called "cashless" exercise procedure to pay the option exercise price.

/(2)/ Potential realizable value is based on an assumption that the stock price of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Any such growth would benefit all shareholders.


  The following table sets forth certain information with respect to each exercise of stock options during the fiscal year ended June 30, 1995, by each of the named executive officers and the number and value of unexercised options held by such named executive officers as of June 30, 1995:

                        OPTION EXERCISES IN FISCAL 1995
                     AND VALUE OF OPTIONS AT JUNE 30, 1995

                                                          Number of               Value of Unexercised
                                                         Unexercised                  In-the-Money
                                                         Options at                    Options at
                          Shares                        June 30, 1995              June 30, 1995/(1)/
                                                 ---------------------------   ---------------------------
                        Acquired on    Value
Name                     Exercise     Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
---------------------   -----------   --------   -----------   -------------   -----------   -------------
Peter Johnson                     0         $0       192,800         166,600    $2,137,600      $1,127,700
Neil J. Clendeninn                0          0        29,575          48,725       437,900         558,800
Robert C. Jackson                 0          0        80,750          44,250     1,153,100         402,600
Barry D. Quart                    0          0        24,200          67,600       344,200         525,800
R. Kent Snyder                    0          0        40,200          65,600       443,700         545,300

/(1)/ Value calculated as market value of Company stock on June 30, 1995 ($23.625), minus exercise price multiplied by the number of shares.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION/(1)/

OVERVIEW AND PHILOSOPHY

  The Directors Compensation Committee (the "Committee") is composed entirely of outside directors and is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies and practices, including the establishment of the annual total compensation for the chief executive officer (the "CEO") and all executive officers. The Committee has available to it an outside compensation consultant and access to independent compensation data. The Board is responsible for approving and implementing the compensation recommendations of the Committee. The recommendations made by the Committee to the Board during 1995 were approved without any significant modification.

  The objectives of the Company's executive compensation program are to attract, retain and motivate highly qualified executive personnel. These objectives are satisfied through the use of three principal compensation elements: base salary, cash bonus payments and stock options.

BASE SALARY

  Base salary levels for the Company's executive officers are based on the concept of pay for performance and are competitively set relative to the compensation of other executives in the biotechnology industry. Extensive salary survey data is available on the industry (notably, the annual "Biotechnology Compensation and Benefits Survey" conducted by Radford Associates and Alexander & Alexander Consulting Group) and is utilized by the Committee in establishing annual base salaries. In determining base salaries, the Committee also considers corporate performance and progress in the immediately-preceding fiscal year, individual experience and performance, specific issues which are relevant to the Company and general economic conditions. The base salary of the CEO and all other executive officers is reviewed annually. During fiscal year 1995, the base salaries paid to the executive officers other than the CEO approximated the 75th percentile of the above-noted industry survey data.

BONUS PAYMENTS

  Annual cash bonus payments are discretionary unless otherwise required pursuant to an employment agreement. Only one executive officer has such an agreement: Dr. Jackson is to receive a minimum annual bonus payment of $30,000. Bonus payments, if any, to other executive officers, including the CEO, or payments above the required annual minimum, are based on two principal factors: corporate performance as compared to the Company's annual goals and objectives and individual performance relative to corporate performance and individual goals and objectives. The bonus payments to Dr. Quart and Dr. Clendeninn in 1994 were pursuant to their employment agreements and mandatory for only their first year of employment.

  Bonus payments in 1995 were generally in recognition of the satisfaction of several significant corporate objectives, including the establishment of a major corporate collaboration during the year and the continued preclinical and clinical development of the Company's leading cancer and anti-viral agents.

  Bonus payment recommendations for executive officers other than the CEO are initiated by the CEO and submitted to the Committee for review and subsequent submission to the Board. Bonus payment recommendations for the CEO are initiated by the Committee and submitted to the Board.

  Total base salary and any bonus payments are compared to "total compensation" as reported by the previously noted industry survey. Such total compensation for the executive officers of the Company is at or above the averages of such data, which reflects the Committee's belief that the relative levels of corporate performance and increase in shareholder value during the period were also above average.


/(1)/ The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933 (the "Securities Act"), as amended, or the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

STOCK OPTIONS

  To conserve its cash resources, the Company places special emphasis on equity-based incentives to attract, retain and motivate executive officers as well as other employees. Under the Company's stock option plans, grants are generally priced at the fair market value on the date of grant, vest over a period of four years and have a term of ten years. Grants are made to all employees on their date of hire based on salary level and position. All employees, including executive officers, are eligible for subsequent, discretionary grants which are generally based on either individual or corporate performance. It is the Committee's intent that the interests of the Company shareholders and the executive officers be closely aligned through the use of stock options. Option grants recommended by the Committee are submitted to the Board for approval. If a recommendation relates to any director, including an executive officer who is also a director, such recommendation is submitted to the Disinterested Stock Option Committee of the Board for approval. Based on recent peer-company proxy data compiled by the Company, the level of option grants to each executive officer in 1995 remains competitive, and the resultant total option position as a percent of total shares outstanding represents approximately the 75th to 95th percentile of such positions.

CHIEF EXECUTIVE OFFICER COMPENSATION

  During 1995, Mr. Johnson's base salary of $253,500 was based on individual and corporate performance, and was between the 50th and 75th percentile of the updated industry data for base salaries of CEOs.

  During 1995, Mr. Johnson was awarded a bonus of $70,000 in recognition of the satisfaction of several significant corporate objectives, including the continued preclinical and clinical development of three product candidates and the creation of a significant corporate alliance. The Committee believes that Mr. Johnson has made a significant contribution during 1995 in establishing a sound base for enhancing shareholder value through his managerial and entrepreneurial efforts.

  The stock options awarded to Mr. Johnson during fiscal 1995 are competitive and consistent with the purpose of the stock option plans. The resultant total option position as a percent of total shares outstanding represents approximately the 85th percentile for peer CEO positions.

EXECUTIVE COMPENSATION DEDUCTION LIMITATIONS

  In 1993, Section 162(m) of the Internal Revenue Code ("Section 162(m)") was enacted which disallows the deductibility by the Company of any compensation over $1 million per year paid to each of the chief executive officer and the four other most highly compensated executive officers, unless certain performance-based compensation criteria are satisfied. While it is the Committee's firm belief and intent that compensation from base salary and cash bonus payments will not approach the annual Section 162(m) limitation in the foreseeable future, additional "compensation" from the exercise of option grants pursuant to the Company's stock option plans could result in the annual limitation being exceeded. Accordingly, in 1994, the Committee recommended and the Board and the shareholders approved an amendment to the 1990 Stock Option Plan which qualifies any "compensation" resulting from an option grant under the Plan for an exemption from the $1 million limitation. The Committee will continue to monitor all forms of compensation to its executive officers to ensure that the Company may maximize the tax benefits of such compensation.

Directors Compensation Committee

  Michael E. Herman, Chairman
  John N. Abelson, Ph.D.
  A. E. Cohen


DIRECTORS COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Directors Compensation Committee is composed exclusively of three outside directors: Mr. Herman, Mr. Cohen and Dr. Abelson. The Company is not aware of any Committee interlocks.

PERFORMANCE MEASUREMENT COMPARISON/(1)/

  The chart set forth below shows the value of an investment of $100 on June 30, 1990 in the Company's common stock, The Nasdaq Stock Market Index (U.S. Companies) ("Nasdaq Market (US)") and the Nasdaq Pharmaceutical Index ("Nasdaq Pharmaceuticals"). The total returns assume the reinvestment of dividends, although dividends have not been declared on the Company's common stock. The Company's common stock is traded on The Nasdaq Stock Market and is a component of both the Nasdaq Market (US) and the Nasdaq Pharmaceutical Index. The comparisons in the chart are required by the Securities and Exchange Commission and are not intended to forecast or be an indicator of possible future performance of the Company's common stock.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
   AMONG AGOURON COMMON STOCK, NASDAQ MARKET (US) AND NASDAQ PHARMACEUTICALS

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           AGOURON        NASDAQ        NASDAQ
(Fiscal Year Covered)        COMMON STOCK   MARKET (US)   PHARMACEUTICALS
-------------------          ------------   -----------   ---------------
Measurement Pt-  1990        $100           $100          $100
FYE   1991                   $155.56        $105.89       $159.66
FYE   1992                   $130.56        $127.25       $198.79
FYE   1993                   $111.11        $159.99       $172.80
FYE   1994                   $125.00        $161.61       $144.55
FYE   1995                   $262.50        $215.33       $193.60

/(1)/ This section is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act.

                              CERTAIN TRANSACTIONS

  The Agouron Institute ("Institute") is a holder of 726,000 shares of common stock. Material business transactions between the Company and the Institute require approval by a majority of the disinterested directors of the Company. The Company and the Institute have two common directors (Drs. Abelson and Simon) and no common officers.

  As part of its employment agreement with Mr. Snyder, the Company provided him with a six-year, non-interest bearing $85,000 employee relocation loan. The loan is secured by real property. At July 5, 1995, the principal balance of the loan outstanding was $28,538.

  As part of its employment agreement with Dr. Clendeninn, the Company provided him with a four-year, non-interest bearing $150,000 employee relocation loan. The loan was secured by real property. At June 30, 1995, the principal balance of the loan outstanding was $0.

  As part of its employment agreement with Dr. Quart, the Company provided him with a four year, non-interest bearing $60,000 employee relocation loan. The loan is secured by real property. At July 5, 1995, the principal balance of the loan outstanding was $45,799.

  All transactions with affiliates have been and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated parties. Furthermore, all transactions with affiliates and any loans to Company officers, affiliates or shareholders must be approved by a majority of the disinterested directors.

  In connection with its Series A preferred stock purchase (converted in October 1990 to common stock), APA Excelsior II, L.P. was contractually granted the right to designate a nominee (Ms. Cloherty) for election to the Board. The Company will use its best efforts to encourage its shareholders to elect Ms. Cloherty to the Board.

  As permitted by California law, the articles of incorporation and bylaws of the Company currently provide for the limitation of director liability for monetary damages for breach of duty to the Company and for indemnification of agents (including officers and directors) to the full extent permitted under the California General Corporations Law. The Company has entered into Indemnification Agreements with all of its directors and officers.
Additionally, the Company has in effect a directors and officers liability insurance policy which insures directors and officers of the Company against loss arising from claims made against them due to wrongful acts while acting in their individual and collective capacities as directors and officers.


                      SUBMISSION OF SHAREHOLDER PROPOSALS

  Shareholders are advised that any shareholder proposal intended for consideration at the 1996 Annual Meeting of Shareholders must be received by the Company on or before May 31, 1996 to be included in the Proxy materials for the 1996 Annual Meeting. It is recommended that shareholders submitting proposals direct them to the Secretary of the Company and utilize Certified Mail-Return Receipt Requested.


                         FINANCIAL STATEMENTS AVAILABLE

  Financial statements for the Company are included in the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1995. Additional copies of these statements and the Annual Report to the Securities and Exchange Commission on Form 10-K (excluding exhibits, unless such exhibits have been specifically incorporated by reference therein) may be obtained without charge upon written request to: Investor Relations, Agouron Pharmaceuticals, Inc., 10350 North Torrey Pines Road, Suite 100, La Jolla, California 92037-1020 or by calling (619) 622-3000.

 APPROVAL OF AMENDMENT TO THE COMPANY'S 1990 STOCK OPTION PLAN TO INCREASE THE
               NUMBER OF SHARES AVAILABLE FOR GRANT BY 1,000,000
                           (Item 2 on the Proxy Card)

  The Company has two stock option plans ("Plans"): (1) the 1985 Stock Option Plan and (2) the 1990 Stock Option Plan (the "1990 Plan"). As of June 30, 1995, there were 2,585,692 outstanding stock options under the Plans (of which 1,107,922 were exercisable) with an aggregate total exercise price of approximately $33,510,000; the average per share exercise price of these outstanding stock options was $12.96. During fiscal 1995, options for 773,275 shares were granted at an average exercise price of $17.27 per share. At June 30, 1995, only 340,672 stock options remained available for grant under the Plans.

  The Board approved in September 1995, subject to shareholder approval, an amendment to the 1990 Plan to increase by 1,000,000 shares (to a total of 3,500,000 shares) the aggregate number of shares available for grant under the 1990 Plan. As of June 30, 1995, prior to the adoption of the proposed amendment, 338,247 shares remained available for grant under the 1990 Plan. The Board believes that the Company's stock option programs have created significant incentives for its employees, officers, directors and consultants. The Board considers it important for the future success of the Company to continue to grant stock options on a basis comparable with those granted by other companies with which it competes in attracting, retaining and motivating qualified personnel. The Board is requesting approval of the amendment of the 1990 Plan in order to satisfy the requirements of Rule 16b-3 of the Securities and Exchange Act of 1934 ("Rule 16b-3"). If shareholders elect not to approve the amendment, the Board, using its general authority to issue stock options, will grant non-statutory stock options to purchase the Company's common stock.

AMENDMENT

  Pursuant to Paragraph 8 of the 1990 Plan, the 1990 Plan is hereby amended as follows:

     1. The number of Shares of Common Stock which may be issued under the 1990 Plan, as specified in the second sentence of Paragraph 5 of the 1990 Plan, is hereby amended and increased to 3,500,000 Shares.

REQUIRED VOTE

  Approval by the holders of a majority of the shares of the Company's common stock represented and voting at the Meeting on this matter (which shares constitute at least a majority of the required quorum for the Meeting) is required for the adoption of this proposal. For purposes of calculating the vote necessary for approval, abstentions and non-votes are not counted.

  THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THIS PROPOSAL, WHICH IS SET FORTH AS ITEM 2 ON THE PROXY CARD.


DESCRIPTION OF THE 1990 STOCK OPTION PLAN

  THE ESSENTIAL FEATURES OF THE 1990 PLAN ARE OUTLINED BELOW. COPIES OF THE 1990 PLAN ARE AVAILABLE UPON REQUEST TO THE INVESTOR RELATIONS DEPARTMENT OF THE COMPANY.

  The purpose of the 1990 Plan is to encourage officers, directors, employees and consultants of the Company to acquire or increase their proprietary interest in the success of the Company and to continue their affiliation with the Company. The 1990 Plan allows the Board more flexibility in determining the conditions under which options are issued compared to the 1985 Stock Option Plan. Eligible employees may be granted either "incentive stock options" or "non-statutory stock options" under the 1990 Plan. Subject to certain conditions, officers, directors and consultants who are not employees may be granted "non-statutory stock options" under the 1990 Plan. An incentive stock option is an option which qualifies for certain favorable income tax treatment under the Internal Revenue Code. A non-statutory stock option is an option which is not an incentive stock option for federal income tax purposes.

  Previously, shareholders have authorized 2,500,000 shares to be eligible for grant under the 1990 Plan. In September 1995, the Board, subject to shareholder approval, authorized an additional 1,000,000 shares to be eligible for grant under the 1990 Plan. The total number of shares available under the 1990 Plan, the number of shares subject to outstanding options and the exercise price per share of outstanding options will be subject to adjustment upon the occurrence of stock dividends, recapitalizations, consolidations, stock splits, combinations or exchange of shares of stock or other increases or decreases in the number of shares of the Company's common stock effected without receipt of consideration by the Company, in order to preclude the dilution or enlargement of benefits under the 1990 Plan. The Board may also make such equitable adjustments to the 1990 Plan and outstanding options as it deems appropriate in order to preclude the dilution or enlargement of benefits under the 1990 Plan upon exchange of all of the outstanding common stock of the Company for a different class or series of capital stock or the separation of assets of the Company, including a spin-off or other distribution of stock or property by the Company. If any option under the 1990 Plan terminates or expires, the shares allocable to the unexercised portion of the option will again be available for purposes of the 1990 Plan. Where an optionee, other than a reporting person, uses stock to exercise an option, only the net shares issued to the optionee are counted against the number of shares issued under the 1990 Plan. Certain stock issuances which are later forfeited by the optionee do not count as grants under the 1990 Plan.

ADMINISTRATION OF THE 1990 PLAN

  The 1990 Plan is administered by the Board, except that the Board may delegate all or any part of its authority to administer the 1990 Plan with respect to any group or groups of persons eligible to receive options to such persons or committee as the Board may determine. However, certain limitations apply with regard to the administration of the 1990 Plan in the case of persons required to file statements of beneficial ownership under Section 16(a) of the Securities Exchange Act of 1934. The Board has currently delegated to a committee, composed of certain of the Company's executive officers, the authority to administer the 1990 Plan with respect to persons who are neither officers nor directors of the Company. In addition, the Board has also delegated to the Disinterested Stock Option Committee of the Board (whose members consist solely of "disinterested persons" as defined by Rule 16b-3) the authority to administer the 1990 Plan with respect to persons who are either directors or officers and directors of the Company. Further references herein to the administration of the 1990 Plan by the Board refer to the Board or its delegates, unless the context otherwise indicates. Whether or not the Board has delegated administrative authority, the Board has final power to determine all questions of policy or expediency that may arise in the administration of the 1990 Plan.

  The Board has the power to make all determinations necessary or advisable for the administration of the 1990 Plan. The Board also has the final power to construe and interpret the 1990 Plan and the options granted under it. The Company's current form of stock option agreement provides that an option vests 25% per year commencing one year after the date of grant. Subject to the terms and conditions of the 1990 Plan, the Board may modify an outstanding option (including lowering the option price or changing incentive stock options into non-statutory stock options), change the vesting schedule, extend or renew outstanding options granted under the 1990 Plan or accept the surrender of outstanding options (to the extent not previously exercised) and authorize the granting of new options in substitution therefor. The Board may permit an option to be exercised before it is vested, subject to repurchase rights which terminate on a vesting schedule identical to the vesting schedule of the option. The Board may also establish other limitations or restrictions upon exercise of options.

GRANT AND EXERCISE OF INCENTIVE STOCK OPTIONS AND NON-STATUTORY STOCK OPTIONS

  All employees of the Company are eligible to receive incentive stock options and non-statutory stock options under the 1990 Plan. Subject to certain conditions, officers, directors and consultants of the Company who are not employees are eligible to receive non-statutory stock options but not incentive stock options. A director can decline to participate in the 1990 Plan to permit the director to comply with the requirements of Rule 16b-3 to be a "disinterested person." To the extent required by Section 162(m), options to purchase more than 750,000 shares may not be granted in a fiscal year to any individual participant in the 1990 Plan.

  Incentive stock options may be granted by the Board at any time prior to October 16, 2000. Options shall be evidenced by agreements in such form as the Board shall from time to time determine, consistent with the terms of the 1990 Plan. The price per share under each incentive stock option must be at least 100% of the fair market value of the common stock on the date the option is granted. The Board can set any price it wishes for shares granted under non-statutory stock options.

  Except as otherwise provided in the option agreement between the Company and the optionee, each option expires on the date set forth in such agreement. The term of each incentive stock option cannot be more than ten years from the date on which the option is granted.

  To the extent required by Internal Revenue Code Section 422 and Rule 16b-3, options granted under the 1990 Plan may not be transferred other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and may be exercised during the holder's lifetime only by the holder. However, non-statutory stock options can be transferred to a trust for the benefit of the optionee, or members of his family, provided such transfer does not violate the requirements of Rule 16b-3.

AMENDMENT AND TERMINATION

  The Board may at any time revise, amend, suspend or terminate the 1990 Plan. No amendment shall, without the approval of the shareholders, change the number of shares for which incentive stock options may be granted under the 1990 Plan, reduce the price per share at which incentive stock options may be offered under the 1990 Plan below 100% of the fair market value on the date of grant, or modify the eligibility requirements for the class of employees eligible to receive incentive stock options.

FEDERAL INCOME TAX CONSEQUENCES

  The principal tax consequences of the grant and exercise of incentive stock options and non-statutory stock options under current provisions of the federal income tax laws may be summarized as follows:

  1. Incentive Stock Options.  The grant of an incentive stock option does not
     -----------------------
produce taxable income for the employee or a tax deduction for the Company.
Upon exercise of an incentive stock option, the excess of the fair market value of the shares acquired over the amount paid by the employee for the shares will be an item of tax preference to the employee, which may be subject to the alternative minimum tax for the taxable year of exercise. If no disposition of the stock is made within two years from the date of grant of the incentive stock option nor within one year after the transfer of the shares to the employee, the employee will not realize ordinary income as a result of the exercise and subsequent sale of the incentive stock option. Any gain or loss realized on the ultimate sale of the shares must be reported by the employee as long-term capital gain or loss. The Company is not entitled to any deduction as a result of the exercise of the incentive stock option.

  If the employee disposes of the shares within the two-year or one-year periods referred to above, the excess of the fair market value of the shares at the time of exercise (or the proceeds of disposition, if less) over the amount paid by the employee for the shares will at that time be taxable to the employee as ordinary income. The same amount will be deductible by the Company, subject to the general rules relating to the reasonableness of compensation. The excess (if any) of the proceeds of disposition over the fair market value of the shares on the date of exercise must be reported by the employee as a long-term capital gain if the shares have been held for more than one year, or as a short-term capital gain if the shares have been held for one year or less. If no gain is realized, there will be no ordinary income and any loss will be long-term or short-term capital loss.

  2. Non-Statutory Stock Options.  The grant of a non-statutory stock option
     ---------------------------
under the 1990 Plan does not produce taxable income for the optionee or a tax deduction for the Company. Except as described below, upon exercise of a non-statutory stock option, the excess of the fair market value of the shares acquired over the amount paid by the optionee will be taxable to the optionee as ordinary income.

  Under current law, if the optionee is an officer, director or more than 10% beneficial owner of the Company's common stock, income may be recognized by such optionee subsequent to the date the non-statutory stock option is exercised.

  The Company will be entitled to a deduction for income tax purposes in an amount equal to the ordinary income taxable to the optionee in the year in which such ordinary income is recognized. Any additional profit or loss realized by an optionee on disposition of the shares will not result in any additional tax deduction to the Company.

  Similar rules apply if the Company permits the exercise of an "unvested" option with the issued stock being subject to certain repurchase rights or other substantial risks of forfeiture.

ACCOUNTING TREATMENT

  Under the present financial accounting rules, neither the grant nor the exercise of options issued to employees at fair market value will result in any charge to the Company's earnings. However, the grant of options with exercise prices less than the fair market value of the shares at the time of grant will result in a compensation expense equal to the discount from market at the time of grant. The Company will have to report such expense pro rata as the shares underlying the option become exercisable. Accordingly, the grant of discounted options under the 1990 Plan would result in a charge to reported earnings. In all events, the number of dilutive options outstanding under the 1990 Plan will be a factor in determining the Company's reported earnings per share. As the existing accounting rules for stock compensation plans are subject to change, the accounting treatment for stock options summarized above may change in the future.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
                           (Item 3 on the Proxy Card)

  The Board has selected the firm of Price Waterhouse LLP as independent accountants for the Company for the fiscal year ending June 30, 1996, it being intended that such selection would be proposed for ratification by the affirmative vote of a majority of the shares of the Company's common stock represented and voting at the Meeting on this matter (which shares constitute at least a majority of the required quorum for the Meeting). For purposes of calculating the vote necessary for ratification of the selection of independent accountants, abstentions and non-votes are not counted. One or more members of Price Waterhouse LLP are expected to be present at the Meeting and will be available to respond to questions and make a statement if they desire to do so.

  THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP, WHICH IS SET FORTH AS ITEM 3 ON THE PROXY CARD.


                                 OTHER MATTERS

  The Company's Annual Report for the fiscal year ended June 30, 1995 accompanies this Proxy Statement.

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Executive officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that, during the applicable reporting period ending June 30, 1995, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were satisfied, except during fiscal 1995, late Form 4 filings were made by Melvin Simon, a director of the Company (one filing) and The Agouron Institute, previously a holder of over ten percent of the common stock of the Company (two filings).

  The Company's Board does not know of any other matters to be presented at the Meeting. However, if any other business is properly presented at the Meeting for action, the persons named in the enclosed form of Proxy will vote such Proxy according to their best judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS



Gary E. Friedman, Secretary
September 29, 1995

                         AGOURON PHARMACEUTICALS, INC.
                    10350 NORTH TORREY PINES ROAD, SUITE 100
                        LA JOLLA, CALIFORNIA  92037-1020

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Peter Johnson and Gary E. Friedman, and each of them, with full power of substitution, as proxies to represent and to vote, as designated below, all the shares of common stock of Agouron Pharmaceuticals, Inc., held of record by the undersigned on September 26, 1995, at the Annual Meeting of Shareholders to be held on November 2, 1995 and at any adjournments or postponements thereof.

  1. PROPOSAL 1--Election of Directors

     [_]  FOR all nominees listed below       [_]  WITHHOLD AUTHORITY
          (except as marked to the                 to vote for all nominees
          contrary below)                          listed below

              Peter Johnson, Gary E. Friedman, John N. Abelson,
            Patricia M. Cloherty, A. E. Cohen, Michael E. Herman,
          Irving S. Johnson, Antonie T. Knoppers and Melvin I. Simon.

     (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

-------------------------------------------------------------------------------

  2. PROPOSAL 2--Amendment to the Company's 1990 Stock Option Plan to increase the number of shares available for grant by 1,000,000.
     [_] FOR                    [_] AGAINST            [_] ABSTAIN
  3. PROPOSAL 3--Ratification of the selection of independent accountants.
     [_] FOR                    [_] AGAINST            [_] ABSTAIN
  4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

                          (continued on  reverse side)

                         (continued from  reverse side)

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO OTHER DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE OTHER SIDE AND FOR PROPOSALS 2 AND 3. IF CUMULATIVE VOTING PROCEDURES ARE INVOKED AT THE MEETING AND THIS PROXY CARD INDICATES "FOR" OR GIVES NO DIRECTION ON PROPOSAL 1, THE DESIGNATED PROXIES ARE AUTHORIZED TO DISTRIBUTE THE VOTES REPRESENTED BY THIS PROXY IN THEIR DISCRETION SO AS TO ELECT THE MAXIMUM NUMBER OF MANAGEMENT NOMINEES WHICH MAY BE ELECTED BY CUMULATIVE VOTING.

                                   Dated:                          1995
                                         --------------------------

                                   ------------------------------------
                                                 SIGNATURE

                                   ------------------------------------
                                              IF HELD JOINTLY

                                   PLEASE SIGN EXACTLY AS NAME APPEARS IN TYPE.
                                   When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                   PLEASE MARK, SIGN, DATE AND RETURN THIS
                  PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.